FIRST AMENDMENT TO NOTE AGREEMENT


         THE FIRST AMENDMENT TO THE NOTE AGREEMENT, dated as of February 12, 1993 (this "Amendment"), by and among UNITED GROCERS, INC. (the "Company"), an Oregon corporation, and EACH OF THE NOTEHOLDERS NAMED ON THE SIGNATURE Pages HEREOF (collectively, the "Holders").

         WHEREAS, the Company and the Holders have entered into a Note Agreement dated as of September 20, 1991 (the "Note Agreement"); and

         WHEREAS, pursuant to the Note Agreement, the Company issued its 9.15% Senior Notes, due October 1, 2000, in an aggregate principal amount of $30,000,000 (the "Notes"); and

         WHEREAS, pursuant to the provisions of Section 7 of the Note Agreement, the Company and the Holders wish to amend Section 5.14 of the Note Agreement in certain respects as set forth herein.

         NOW, THEREFORE, in consideration of the agreement herein contained the parties agree as follows:

                                     Part I
                           AMENDMENT TO NOTE AGREEMENT

         Subject to the satisfaction of the conditions set forth in Section 7 of the Note Agreement, the Note Agreement is amended in accordance with this Part
I. Except as so amended, the Note Agreement shall continue in full force and effect.

         SUBPART  1.1.  Section  5.14  -  Restricted   Payments  and  Restricted
Investments. Section 5.14(a)(ii) is hereby amended to read in its entirety as follows:

                  (ii) the Company and its Restricted Subsidiaries may make Restricted Payments and Restricted Investments, provided that immediately after giving effect to any such Restricted Payment or Restricted Investment, (A) no Default or Event of Default would exist,
         (B) the Company would be able to incur at least $1.00 of additional Senior funded Debt under Section 5.10, and (C) the aggregate amount of all Restricted Payments made during the period from and after October 1, 1990 to and including the date of such Restricted Payment or
         Restricted Investment, together with the amount of Outstanding Restricted Investments, would not exceed the sum of (1) $6,000,000 plus 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit), and (2) 100% of the amount of any issuance of new capital stock. The Company or any Restricted Subsidiary will not declare a dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof. For the purposes of this Section 5.14(a) the amount of any Restricted Payment or Restricted Investment declared, made, paid or distributed in property of the Company or any Restricted Subsidiary shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the corporation making the payment) of such property at the time of making such Restricted Payment or Restricted Investment.

                                     Part II
                        CONDITION PRECEDENT TO AMENDMENT

         SUBPART 2.1. Required percentage. Holders holding at least 66 2/3% in aggregate principal amount of the outstanding Notes shall have executed and delivered counterparts of this Amendment.

                                    Part III
                            MISCELLANEOUS PROVISIONS

         SUBPART 3.1. Ratification of and References to the Note Agreement. This Amendment shall be deemed to be an amendment to the Note Agreement, and the Note Agreement, as amended hereby, is ratified, approved and confirmed in each and every respect by each of the Holders. All references to the Note Agreement in any other document instrument, agreement or writing executed under or in connection with the Note Agreement shall hereafter be deemed to refer to the Note Agreement as amended.

         SUBPART 3.2. Execution in Counterparts, Effectiveness, etc.. This Amendment to the Note Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Amendment shall become effective when counterparts hereof executed on behalf of the Company and each of the Holders, shall have been received by the Holders and notice thereof shall have been given by the Company to each of the Holders.

         SUBPART 3.3. Severability. Any provision of this Amendment or any other instrument delivered in connection herewith which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or such instrument or affecting the validity or enforceability of such provision in any other jurisdiction.

         SUBPART 3.4. Waivers and Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought (provided that Section 7, of each of the Amended Note Agreements shall continue to govern any amendments and waivers with respect thereto.)

         SUBPART 3.5. Section Headings. The titles of the sections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.

         SUBPART 3.6. Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH COLORADO LAW. This Amendment and such other documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers (as applicable) thereunto duly authorized as of the day and year first above written.

                                       UNITED GROCERS, INC.


                                       By:  /s/ Alan C. Jones
                                       Name:  Alan C. Jones
                                       Title:  President and C.E.O.

Accepted as of April 22, 1997.

                                       GREAT-WEST LIFE & ANNUITY
                                        INSURANCE COMPANY


                                       By:  /s/ Wayne T. Hoffmann
                                       Name:  Wayne T. Hoffmann
                                       Title: Vice President
                                              Private Placement Investments


                                       By:  /s/ James G. Lowery
                                       Name:  James G. Lowery
                                       Title: Assistant Vice President
                                              Private Placement Investments


                                       UNITED OF OMAHA LIFE
                                        INSURANCE COMPANY

                                       By:  /s/ M. G. Echtenkamp
                                       Name:  M. G. Echtenkamp
                                       Title: Second Vice President

                                       MUTUAL OF OMAHA
                                       INSURANCE COMPANY

                                       By:  /s/ M. G. Echtenkamp
                                       Name:  M. G. Echtenkamp
                                       Title: Second Vice President


                                       COMPANION LIFE INSURANCE COMPANY

                                       By:  /s/ Burton D. Jay
                                       Name:  Burton D. Jay
                                       Title: Vice President and Actuary

                                       By:  /s/ Richard A. Witt
                                       Name:  Richard A. Witt
                                       Title: Second Vice President
                                              & Assistant Treasurer


                                       AMERICAN REPUBLIC
                                       INSURANCE COMPANY

                                       By:  /s/ Michael E. Abbott
                                       Name:  Michael E. Abbott
                                       Title: President & Chief Financial
                                              Officer

                                       By:  /s/ G. Fritz Sheldon
                                       Name:  G. Fritz Sheldon
                                       Title: Senior Vice President, Investments


                                       UNITED WORLD LIFE
                                       INSURANCE COMPANY

                                       By:  /s/ M. G. Echtenkamp
                                       Name:  M. G. Echtenkamp
                                       Title: Authorized Signer